As Filed with the Securities and Exchange Commission on April 30, 2001

                                                            Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GENERAL COMMUNICATION, INC.
               (Exact name of issuer as specified in its Charter)

            ALASKA                                               92-0072737
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
               (Address of Principal Executive Offices) (zip code)

                           GENERAL COMMUNICATION, INC.
                   AMENDED AND RESTATED 1986 STOCK OPTION PLAN
                            (Full title of the plan)

                                 John M. Lowber
                           General Communication, Inc.
          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
                     (Name and address of agent for service)
                                  907.265.5600
          (Telephone number, including area code, of agent for service)

                            Copy to: Julius J. Brecht
         Wohlforth, Vassar, Johnson & Brecht, A Professional Corporation
             900 West 5th Avenue, Suite 600, Anchorage, Alaska 99501
                                  907.276.6401

                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                   Proposed
                                                   Maximum              Proposed Maximum           Amount of
 Title of Securities          Amount to         Offering Price         Aggregate Offering        Registration
  to be Registered          be Registered        Per Share (1)               Price                    Fee
-----------------------------------------------------------------------------------------------------------------
General Communication,
Inc. Class
A Common Stock                1,500,000             $8.53                  $12,795,000              $3,198.75
=================================================================================================================

-------------------
1 Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of $8.61 per share and $8.45 per share, respectively, for the Class A common stock, i.e., an average of $8.53 per share, which will be the subject of the options under the Plan, as quoted on the Nasdaq Stock Market on April 24, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item  1. Plan Information

         The contents of the initial Registration Statement pertaining to the General Communication, Inc. Amended and Restated 1986 Stock Option Plan filed with the Securities and Exchange Commission on Form S-8 on April 5, 1993 (Registration No. 33-60222), the post-effective amendment no. 1 filed with the Commission on Form S-8 POS on August 24, 1995 (Registration No. 333-8758), the post effective amendment no. 2 filed with the Commission on Form S-8 POS on February 20, 1998 (Registration No. 333-8762), the Registration Statement for the plan filed with the Commission on Form S-8 on September 23, 1999 (Registration No. 333-87639), and the Company's annual report on Form 10-K for the year ended December 31, 1999, as amended, all other reports field pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999, and the description of the Company's common stock as contained in the Form 10, as amended, filed pursuant to that act are incorporated by reference into this Registration Statement. Required opinions, consents, and signatures are included in this amendment.

Item 2.  Registrant Information and Employee Plan Annual Information

         See Item 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         See Item 1.

Item 4.  Description of Securities

         See Item 1.

Item 5.  Interests of Named Experts and Counsel

         See Item 1.



Registration Statement (S-8)                                              Page 2
GCI Stock Option Plan

Item 6.  Indemnification of Directors and Officers

         See Item 1.

Item 7.  Exemption from Registration Claimed

         See Item 1.

Item 8.  Exhibits

         See Exhibit Index and exhibits at the end of this Registration
         Statement.

Item 9.  Undertakings

         The Company hereby undertakes each and every one of the following:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (adopted pursuant to the Securities Act of 1933, as amended) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic



Registration Statement (S-8)                                              Page 3
GCI Stock Option Plan
                           reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) To agree that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) To agree that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) To disclose, in so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable; and in the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, to submit, unless in the opinion of its counsel the matter has been settled by controlling precedent, to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in that act and to be governed by the final adjudication of that issue.


Registration Statement (S-8)                                              Page 4
GCI Stock Option Plan

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on April 26, 2001.

                                   GENERAL COMMUNICATION, INC.
                                   (Registrant)



By:    /s/                                    By:    /s/
   Ronald A. Duncan                              John M. Lowber
   President & Chief                             Senior Vice President &
   Executive Officer                             Chief Financial Officer
   (Principal Executive Officer)                 (Principal Financial Officer)



                                              By:    /s/
                                                 Alfred J. Walker
                                                 Vice President &
                                                 Chief Accounting Officer
                                                 (Principal Accounting Officer)


Registration Statement (S-8)                                              Page 5
GCI Stock Option Plan

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   /s/                                           April 26, 2001
Ronald A. Duncan                                 Date
President, Chief Executive Officer and Director
(Principal Executive Officer)


   /s/                                           April 26, 2001
Carter F. Page                                   Date
Chairman of the Board and Director


   /s/                                           April 24, 2001
Robert M. Walp                                   Date
Vice Chairman of the Board and Director



Ronald R. Beaumont, Director                     Date


   /s/                                           April 13, 2001
Stephen M. Brett, Director                       Date


   /s/                                           April 26, 2001
Donne F. Fisher, Director                        Date


   /s/                                           April 26, 2001
William P. Glasgow, Director                     Date



Paul S. Lattanzio, Director                      Date


   /s/                                           April 11, 2001
Stephen R. Mooney, Director                      Date


   /s/                                           April 26, 2001
James M. Schneider, Director                     Date


Registration Statement (S-8)                                              Page 6
GCI Stock Option Plan

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated, effective for the Plan as of April 26, 2001.

GENERAL COMMUNICATION, INC. REVISED 1986 STOCK OPTION PLAN

By:   Option Committee


   /s/                                           April 13, 2001
Stephen M. Brett                                 Date


   /s/                                           April 26, 2001
Donne F. Fisher                                  Date


   /s/                                           April 26, 2001
 William P. Glasgow                              Date



Paul S. Lattanzio                                Date


   /s/                                           April 26, 2001
Carter F. Page                                   Date


   /s/                                           April 26, 2001
James M. Schneider                               Date


Registration Statement (S-8)                                              Page 7
GCI Stock Option Plan

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549







                                   EXHIBITS TO



                         FORM S-8 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                       FOR THE GENERAL COMMUNICATION, INC.

                   AMENDED AND RESTATED 1986 STOCK OPTION PLAN


Registration Statement (S-8)                                              Page 8
GCI Stock Option Plan

                                  EXHIBIT INDEX

Exhibit
  No.                              Description
4 Instruments defining rights of security holders, including indentures

4.1 Copy of the General Communication, Inc. Amended and Restated 1986 Stock Option Plan revised as of March 14, 2000

4.2 Resolution of Board of Directors of the Company adopted at its meeting of March 14, 2000 approving certain amendments to the Plan including increasing the number of shares allocated to the Plan by 1,500,000 shares of Class A common stock

4.3 Resolution of shareholders of the Company adopted at their June 8, 2000 meeting approving several amendments to the Plan recommended by the board of directors, including increasing the number of shares allocated to the Plan by 1,500,000 shares of Class A common stock and providing that the Plan may, in certain instances, be amended solely with board approval, and otherwise ratifying various actions taken by the board

4.4 Resolution of Board of Directors of Company adopted at its meeting on January 25, 2001 approving the appointment of Stephen
               M. Brett, Carter F. Page, and Paul S. Lattanzio each as a non-employee director to serve on the Option Committee, and otherwise reestablishing the compliment of committee members to include in Messrs. Fisher, Glasgow, and Schneider, effective as of January 25, 2001

5              Opinion re legality

5.1            Legal Opinion on Legality of Option and Shares dated April 26,
               2001

15             None

23             Consents of experts and counsel

23.1           Consent of Wohlforth, Vassar, Johnson & Brecht, A Professional
               Corporation

23.2           Consent of Harris, Mericle & Wakayama, P.L.L.C.

23.3           Consent of KPMG LLP

24             None

99             None


Registration Statement (S-8)                                              Page 9
GCI Stock Option Plan

                                                                     EXHIBIT 4.1





                            CERTIFICATE OF SECRETARY

      I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the document attached hereto as Exhibit 4.1A is a true and correct copy of the General Communication, Inc. Amended and Restated 1986 Stock Option Plan dated as of March 14, 2000, revised in accordance with the amendments to the plan adopted by the shareholders of General Communication, Inc. at their annual meeting held on June 8, 2000.

      EXECUTED this 26th day of April, 2001 at Anchorage, Alaska.


                                            GENERAL COMMUNICATION, INC.



                                            By:    /s/
                                               John M. Lowber, Secretary


      SUBSCRIBED AND SWORN TO before me this 26th day of April, 2001.


                                                   /s/
                                               Notary Public in and for Alaska
                                               My Commission Expires: 1/17/05


Registration Statement (S-8)                                             Page 10
GCI Stock Option Plan

                                                                    EXHIBIT 4.1A






                   AMENDED AND RESTATED 1986 STOCK OPTION PLAN


                                       OF


                           GENERAL COMMUNICATION, INC.



                              As of March 14, 2000






Registration Statement (S-8)                                             Page 11
GCI Stock Option Plan

                                                  TABLE OF CONTENTS
SECTION           TITLE                                                                                         PAGE
-------           -----                                                                                         ----
Section 1.        Purpose.........................................................................................1

Section 2.        Administration..................................................................................1

Section 3.        Shares Covered by the Plan......................................................................3

Section 4.        Eligibility.....................................................................................3

Section 5.        Limitations on Granting of Options..............................................................3

Section 6.        Terms and Conditions of Options.................................................................3

Section 7.        Early Termination of Option.....................................................................4

Section 8.        Payment for Stock...............................................................................5

Section 9.        Nontransferability of Options...................................................................6

Section 10.       Changes in Stock................................................................................6

Section 11.       No Employment Rights............................................................................7

Section 12.       Miscellaneous...................................................................................7

Section 13.       Duration and Amendment of the Plan..............................................................7



Registration Statement (S-8)                                             Page 12
GCI Stock Option Plan

         Section 1. Purpose. The purpose of this Amended and Restated 1986 Stock Option Plan of General Communication, Inc., as amended from time to time (the "Plan"), is to provide a special incentive to selected officers, directors and other employees of and consultants or advisors to General Communication, Inc. ("GCI") and its present and future subsidiaries (GCI and such subsidiaries collectively the "Company") in order to promote the business of the Company and to encourage such persons to accept or continue their relationship with the Company. Accordingly, the Company will offer to sell shares of the Class A Common Stock of GCI ("Stock") as provided in this Plan to such persons as are designated in accordance with the provisions of this Plan.

         Section 2.        Administration.

                  (a) Option Committee. The Plan will be administered by the Board of Directors of GCI ("the Board of Directors") through a committee composed of two or more members of the Board of Directors and appointed by the Board of Directors (the "Option Committee"). A member of the Board of Directors who is either eligible for options or to whom options have been granted may vote on any matters affecting the administration of the Plan or the granting of options under the Plan; provided that the grant or award of those options is made with the selection of the individuals described in Section 1 of the Plan and decisions concerning the timing, pricing and amount of a grant or award, to be made solely by the Option Committee. With respect to grants made to a person subject to Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any successor rule) ("Rule 16b-3"), unless otherwise determined by the Board of Directors, the Option Committee making such grants
(a) shall be the entire Board of Directors or (b) shall be comprised solely of two or more "non-employee directors" as defined by Rule 16b-3. With respect to options granted to a "covered employee" under Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor statute), and the rules and regulations of the Treasury Department promulgated thereunder ("Section 162(m)"), unless otherwise determined by the Board of Directors, the Option Committee making such grants made shall be comprised solely of two or more "outside directors" as defined by Section 162(m). With respect to grants made to a person subject to both Rule 16b-3 and Section 162(m), unless otherwise determined by the Board of Directors, all grants will be made in a manner that complies with both Rule 16b-3 and Section 162(m). Subject to the foregoing, the Board of Directors may from time to time appoint members of the Option Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Option Committee and may remove members of the Option Committee. The Option Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable.

                  (b) Authority of the Option Committee. Subject to the provisions of the Plan, the Option Committee is authorized and directed as follows:

                      (i) To direct the grant of stock options;



Registration Statement (S-8)                                              Page 1
GCI Stock Option Plan

                      (ii) To determine which eligible persons will be granted options to purchase Stock, when such grants will be made, and the number of shares of Stock to be covered by such options;

                      (iii) To determine the fair market value of the Stock covered by such options;

                      (iv) To determine the nature and amount of consideration to flow to the Company on exercise of such options;

                      (v) To determine the manner and, in its discretion either generally or in any one or more particular instances, to accelerate the time or times when such options will be exercisable;

                      (vi) To determine other conditions and limitations, if any, on each option granted under the Plan (which need not be identical);

                      (vii) To prescribe the form or forms of the instruments evidencing the options and any restrictions imposed on the Stock purchased under the options and of any other instruments required under the Plan and to change such forms from time to time;

                      (viii) To adopt, amend and rescind rules and regulations for the administration of the Plan and waive compliance either generally or in any one or more particular instances by an optionee with the requirements of any such rule or regulation or any option, subject to the provisions of the Plan and any other applicable requirements;

                      (ix) To waive any restrictions imposed with respect to the transferability of Stock acquired on exercise of options granted under the Plan;

                      (x) To decide all questions and settle all controversies and disputes which may arise in connection with the Plan; and

                      (xi) To interpret the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (c) Quorum, Decision of Option Committee Binding, Notice. A majority of the members of the Option Committee will constitute a quorum, and all decisions, determinations and interpretations of the Option Committee will be made by a majority of such quorum. All decisions, determinations and interpretations of the Option Committee will be binding on all parties concerned. Any decision, determination or interpretation of the Option Committee under the Plan in writing signed by all of the members of the Option Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.


Registration Statement (S-8)                                              Page 2
GCI Stock Option Plan

         Section 3. Shares Covered by the Plan. The Stock to be offered under the Plan may be unissued shares as the Option Committee may from time to time determine. Subject to Section 10 of the Plan, the number of shares available and reserved for issue under the Plan will not exceed 8,700,000 shares of Stock. Shares covered by an option that remain unpurchased upon expiration or termination of the option may be used for further options under the Plan.

         Section 4. Eligibility. Any officer, director, employee and any other persons acting as a consultant or advisor to the Company (including officers and directors who are employees) and non-employee directors of the Company shall be eligible for selection by the Option Committee as optionees under the Plan. In selecting the individuals to whom options shall be granted, as well as in determining the number of shares subject to each option, the Option Committee shall take into consideration the recommendations of the members of the Option Committee who are also employees of the Company and such factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. An individual who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options.

         Section 5. Limitations on Granting of Options. Options may be granted under the Plan until the Plan is terminated or suspended by resolution adopted by the Board of Directors.

         Section 6. Terms and Conditions of Options. All options granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions as the Option Committee shall determine to be appropriate to accomplish the purposes of the Plan:

                  (a) Option Price. The option price per share of stock under each option will be less than, equal to, or greater than the fair market value (rounded down to the next lowest cent) per share at the time the option is granted. For purposes of the Plan, the fair market value and the option price per share of the Stock on any date will be determined by the Option Committee and may be computed by such method as the Option Committee will consider as reflecting the fair market value of the Stock or a price for the Stock which is less than or greater than that fair market value on that date. The proceeds of sale of Stock subject to option are to be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

                  (b) Time of Granting Options. The date of grant of an option under the Plan shall, for all purposes, be the date on which the Option Committee makes the determination granting such option, and no grant shall be deemed effective under the Plan prior to such date. Notice of the determination shall be given to each employee to whom an option is so granted within a reasonable time after the date of such grant.

                  (c) Period of Options. The period of an option will not exceed ten years from the date of grant, and no option will be exercisable after the expiration of such date.



Registration Statement (S-8)                                              Page 3
GCI Stock Option Plan

Except as provided in Section 7 of the Plan, an optionee must, at the time of exercise, be an employee of the Company or non-employee member of the Board of Directors or serving as a consultant or advisor to the Company.

                  (d) Exercise of Options. Except as hereinafter provided, each option shall be made exercisable at such time or times, whether or not in installments, as the Option Committee shall prescribe at the time the option is granted. In the case of an option not immediately exercisable in full, the Option Committee may at any time accelerate the time at which all or any part of the option may be exercised.

                  (e) Written Agreement. Each grant of an option under the Plan shall be evidenced by a stock option agreement in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Option Committee from time to time shall approve. Each grantee of an option shall be notified promptly of such grant and a written agreement shall be promptly executed and delivered by the Company. Any such agreement may be supplemented or amended from time to time as approved by the Option Committee as contemplated by Section 13(c).

         Section 7. Early Termination of Option. All options granted which have not as yet become exercisable shall terminate immediately upon termination of employment, termination of directorship, termination of consulting or advisory services, death or disability. All exercisable options that have not been exercised shall terminate as follows:

                  (a) Termination of Relationship with the Company. All right to exercise an option shall terminate not more than one month after the optionee's employment, directorship or consulting or advisory relationship terminates for any reason other than for "cause", death or disability (within the meaning of Section 105(d)(4) of the Internal Revenue Code). Transfer from one corporation within the Company to another shall not be deemed termination of employment. The Option Committee shall have the authority to determine in each case whether an authorized leave of absence or absence on military or governmental service shall be deemed a termination of employment for purposes of this subsection.

                  (b) Death of Optionee. If any optionee dies while employed by or serving as a consultant or advisor or director of the Company, or within three months thereafter, his or her option shall terminate at the time provided in the option agreement for termination in the event of death or, if the option agreement contains no such provision, the option shall terminate one year after the optionee's death (but in each instance not later than the date the option would otherwise expire). Prior to termination, subject to the limitations in the option agreement, the option may be exercised by the executors or administrators of the optionee's estate or by the optionee's legatees or heirs.

                  (c) Disability. In the event of termination of an optionee's employment, or directorship or consulting or advisory relationship as a result of disability within the meaning of Section 105(d)(4) of the Internal Revenue Code, an optionee's option shall



Registration Statement (S-8)                                              Page 4
GCI Stock Option Plan
terminate one year after such termination. In no event, however, may an option be exercised after the expiration of the option period.

                  (d) Termination by the Company for Cause. If an optionee's employment with the Company or directorship or consulting or advisory relationship shall be terminated by the Company for cause, then all options held by such optionee shall immediately terminate. For purposes of this Section 7(iv), "cause" shall have the meaning ascribed thereto in any employment agreement to which such optionee is a party or, in the absence thereof, shall include but not be limited to an illegal or negligent action by the optionee that materially adversely affects the Company or, engaging in misconduct involving serious moral turpitude, the failure or refusal to perform one's duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an change of control of the Company, "cause" shall mean only a felony conviction for fraud, misappropriation or embezzlement.

         Section 8. Payment for Stock. Shares which are subject to an option shall be issued only upon receipt by the Company of full payment of the consideration for the shares as to which the option is exercised. Except as otherwise provided by the Option Committee before the option is exercised: (i) all or a portion of the exercise price may be paid by the optionee by delivery of shares of Stock owned by the optionee and acceptable to the Option Committee having an aggregate fair market value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the optionee may pay the exercise price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any withholding tax resulting from such exercise. The Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, in the event the outstanding Stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the listing upon official notice of issuance to such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, and may require that the optionee agree that any sale of the shares will be made only in such manner as is permitted by the Option Committee and that the optionee will notify the Company when he or she makes any disposition of the shares whether by sale, gift or otherwise. An optionee shall have the rights of a shareholder only as to shares actually acquired by him or her under the Plan.

         Section 9. Nontransferability of Options. Except as otherwise provided in this Section 9, no option may be transferred by the optionee otherwise than by will or by the laws of descent and distribution, and during the optionee's lifetime the option may be exercised only by the optionee. More particularly, but without limiting the generality of the



Registration Statement (S-8)                                              Page 5
GCI Stock Option Plan
foregoing, an option may not be assigned, transferred, pledged, or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Notwithstanding the foregoing, the optionee, with the approval of the Option Committee, may transfer the option for no consideration to or for the benefit of the optionee's immediate family (including, without limitation, to a trust for the benefit of the optionee's immediate family or to a partnership or limited liability company for one or more members of the optionee's immediate family), subject to such limits as the Option Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the option prior to such transfer. The foregoing right to transfer the option shall apply to the right to consent to amendments to this Plan and the Option Agreement and, in the discretion of the Option Committee, shall also apply to the right to transfer ancillary rights associated with the option. The term "immediate family" shall mean the optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the optionee). Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan, and any levy of any attachment or similar process upon an option will be null and void and without effect, and the Option Committee may, in its discretion, upon the happening of any such event, terminate an option forthwith.

         Section 10. Changes in Stock. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Stock, the number and kind of shares of stock on which options may be granted hereunder, the number and kind of shares of stock remaining subject to each option outstanding at the time of such change and the option price shall be appropriately adjusted by the Option Committee, whose determination shall be binding on all parties concerned. Subject to any required action by the shareholders, if GCI shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which GCI survives but its outstanding shares are converted into securities of another corporation or exchanged for other consideration), any option granted hereunder shall pertain and apply to the securities which a holder of the number of shares of Stock then subject to the option should have been entitled to receive. A dissolution or liquidation of GCI or a merger or consolidation in which GCI is not the surviving corporation or its outstanding shares are so converted or exchanged shall cause every option hereunder to terminate, but at least 20 days prior to the effective date of any such dissolution or liquidation (or if earlier any related sale of all or substantially all assets) or of any such merger or consolidation, the Option Committee shall either make all options outstanding hereunder immediately exercisable or arrange that the successor or surviving corporation, if any, grant replacement options.

         Section 11. No Employment Rights. Neither the adoption of the Plan nor the grant of any option under it shall confer upon any employee of the Company any right to continued employment with the Company, nor shall either interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause. Neither the existence of the Plan nor the grant of any option hereunder shall be taken into account in determining any damages to which an employee may be entitled upon termination of his or her employment.


Registration Statement (S-8)                                              Page 6
GCI Stock Option Plan

         Section 12.       Miscellaneous.

                  (a) Other Awards and Compensation. The plan shall not restrict the authority of the Board of Directors of the Company, acting directly or by authorization to any committee, for proper corporate purposes, to grant or assume stock options or replacements or substitutions therefor, other than under the Plan, whether in connection with any acquisition or otherwise, and with respect to any employee or other person, or to award bonuses or other benefits to optionees under the Plan in connection with exercises under the Plan or otherwise or to maintain or establish other compensation or benefit plans or practices.

                  (b) Statutory References, etc. References to the provisions of statutes and regulations in the Plan shall be deemed to refer to such provisions as from time to time in effect, unless the context suggests otherwise.

         Section 13.       Duration and Amendment of the Plan.

                  (a) Termination, Suspension or Discontinuance of Plan. The Plan shall continue until such time as the Board of Directors' adoption of a resolution suspending or terminating the Plan or discontinuing granting options under the Plan; provided, however, that any such suspension, termination or discontinuance shall not affect any options then outstanding under the Plan. No options under the Plan may be granted after termination of the Plan.

                  (b) Amendment of Plan. The Plan may be amended only as follows:

                  Board Action. The Board of Directors from time to time may make such modifications or amendments to the Plan as it may deem advisable; except that no such modification or amendment shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Section 162(m) of the Code in order to preserve the deductibility to the Company of any compensation expense that may be incurred by the Company with respect to any option then outstanding (unless the Company waives such condition with respect to any such amendment and/or any such option) or to the extent stockholder approval is otherwise required by applicable legal requirements.

                  (c) Amendment of Outstanding Options. The Option Committee may at any time or times amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations. Further, it may, with the consent of the holder of the option, make such modifications or amendments as it shall deem advisable.

                  (d) Limitation. Except as provided in Section 10 of this Plan, neither the termination nor any modifications or amendment of the Plan or any outstanding option



Registration Statement (S-8)                                              Page 7
GCI Stock Option Plan
shall, without the consent of the holder of an option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such option or alter or impair any option previously granted under the Plan.

                  (e) Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Company, or by any shareholder of GCI against any past, present or future member of the Board of Directors or against any employee, or by an employee (past, present or future) against the Company shall, irrespective of the place where an action may be brought and irrespective of the place or residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission with respect to which such right of action is alleged to have arisen.

                  (f) Effectiveness of the Plan. The Plan shall become effective on December 20, 1986, but shall be subject to approval by the shareholders of GCI at a meeting of shareholders duly called and held, or by written consent duly given, no later than twelve months after the date of adoption of the Plan by the Board of Directors.

         IN WITNESS hereof, General Communication, Inc. has executed this Amended and Restated 1986 Stock Option Plan of General Communication, Inc. effective March 14, 2000.

                                  GENERAL COMMUNICATION, INC.


                                     /s/
                                  Ronald A. Duncan
                                  President and Chief Executive Officer



                                     /s/
                                  John M. Lowber
                                  Secretary


                                                                       [S E A L]




Registration Statement (S-8)                                              Page 8
GCI Stock Option Plan

                                                                     EXHIBIT 4.2




                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors attached hereto as Exhibit 4.2A is a true and correct copy of a resolution duly adopted by the Board of Directors of General Communication, Inc. at its meeting held on March 14, 2000.

         EXECUTED this 26th day of April, 2001 at Anchorage, Alaska.


                                  GENERAL COMMUNICATION, INC.



                                  By:  /s/
                                     John M. Lowber
                                     Secretary


         SUBSCRIBED AND SWORN TO before me this 26th day of April, 2001.


                                       /s/
                                  Notary Public in and for Alaska
                                  My Commission Expires: 1/17/05


Registration Statement (S-8)                                              Page 9
GCI Stock Option Plan

                                                                    EXHIBIT 4.2A




                                BOARD RESOLUTION

         RESOLVED, that the Board of Directors of General Communication, Inc. hereby approves the amendments to the Company's Revised 1986 Stock Option Plan increasing the number of shares authorized and allocated to the plan by 1.5 million shares for a total allocation of 8.7 million shares of Company Class A common stock and relating to, among other things, the group of allowable grantees, composition of the Stock Option Committee, and exceptions from the board's authority to amend the plan without shareholder approval and as generally contained in the attached copy of the Amended and Restated 1986 Stock Option Plan of the Company; and

         RESOLVED FURTHER, that the president is directed to take those steps necessary to seek the approval and otherwise ratification of these amendments from the Company's shareholders.

         DATED this 14th day of March, 2000.



                                     /s/
                                  John M. Lowber
                                  Secretary


Registration Statement (S-8)                                             Page 10
GCI Stock Option Plan

                                                                     EXHIBIT 4.3





                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the shareholder resolution attached hereto as Exhibit 4.3A is a true and correct copy of a resolution duly adopted by the shareholders of General Communication, Inc. at their meeting held on June 8, 2000.

         EXECUTED this 26th day of April, 2001 at Anchorage, Alaska.


                                  GENERAL COMMUNICATION, INC.



                                  By:   /s/
                                     John M. Lowber
                                     Secretary


         SUBSCRIBED AND SWORN TO before me this 26th day of April, 2001.


                                        /s/
                                  Notary Public in and for Alaska
                                  My Commission Expires:


Registration Statement (S-8)                                             Page 12
GCI Stock Option Plan

                                                                    EXHIBIT 4.3A




                             SHAREHOLDER RESOLUTION


         RESOLVED, that the amendments to the General Communication, Inc. Revised 1986 Stock Option Plan adopted by the board of directors of the Company at its March 14, 2000 meeting, increasing the number of shares authorized and allocated to the plan by 1.5 million shares for a total allocation of 8.7 million shares of Company Class A common stock and relating to, among other things, the group of allowable grantees, and exceptions from the board's authority to amend the plan without shareholder approval and as generally contained in the attached copy of the Amended and Restated 1986 Stock Option Plan of the Company are hereby approved and otherwise ratified by the shareholders of the Company.

         DATED this 8th day of June, 2000.


                                     /s/
                                  John M. Lowber
                                  Secretary


Registration Statement (S-8)                                             Page 12
GCI Stock Option Plan

                                                                     EXHIBIT 4.4





                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors attached hereto as Exhibit 4.4A is a true and correct copy of a resolution duly adopted by the Board of Directors of General Communication, Inc. at its meeting held on January 25, 2001.

         EXECUTED this 26th day of April, 2001 at Anchorage, Alaska.


                                  GENERAL COMMUNICATION, INC.



                                  By:  /s/
                                     John M. Lowber
                                     Secretary


         SUBSCRIBED AND SWORN TO before me 26th day of April, 2001.


                                       /s/
                                  Notary Public in and for Alaska
                                  My Commission Expires: 1/17/05


Registration Statement (S-8)                                             Page 13
GCI Stock Option Plan

                                                                    EXHIBIT 4.4A




                                   RESOLUTION


         RESOLVED, that the Board of Directors of General Communication, Inc. ("Company") hereby appoints the following non-employee directors of the Company each to serve as a member of the Company's Option Committee effective as of January 25, 2001 and until replaced by the board:

                  Stephen M. Brett
                  Donne F. Fisher
                  William P. Glasgow
                  Paul S. Lattanzio
                  James M. Schneider
                  Carter F. Page

         DATED 25th day of January, 2001.



                                     /s/
                                  John M. Lowber
                                  Secretary


Registration Statement (S-8)                                             Page 14
GCI Stock Option Plan

                                                                     EXHIBIT 5.4





                                                   April 26, 2001



Ronald A. Duncan, President
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska  99503

         Re: Opinion As To Legality of Shares To Be Issued Pursuant to General Communication, Inc. Amended and Restated 1986 Stock Option Plan Dated As of March 14, 2000; Our File No. 0618.0738

Dear Mr. Duncan:

         You have requested an opinion from this firm on behalf of General Communication, Inc. ("Company"), in connection with 1,500,000 shares of Class A common stock of the Company ("Shares") to be issued in conjunction with the Company's Amended and Restated 1986 Stock Option Plan dated as of March 14, 2000 ("Plan"), the allocation of which Shares was approved by the shareholders of the Company at its annual meeting held on June 8, 2000.

         It is this firm's understanding that the facts surrounding these proposed transactions are represented by the Company as of the date of this letter as follows ("Facts"):

         - The Plan was adopted by the board of directors of the Company ("Board") by resolution at its December 17, 1986 meeting called and conducted in accordance with the Articles of Incorporation and Bylaws of the Company, which articles and bylaws have been subsequently amended, restated and otherwise revised from time to time in accordance with Alaska corporate law to their form as of the date of this letter ("Articles" and "Bylaws", respectively), and the Plan, in its form at that time was approved by the Company's then sole shareholder, Western Tele-Communications, Inc., by



Registration Statement (S-8)                                             Page 15
GCI Stock Option Plan
            resolution at the Company's shareholder meeting held on December 17, 1986.

         - The Articles provide that the Company has the power to issue and sell any stock and further expressly provides for the issuance of Class A common stock.

         - The Plan initially provided for the granting of options to eligible employees to purchase up to 600,000 shares of Class A common stock of the Company. Subsequently, the shareholders of the Company at their September 15, 1988, November 12, 1991, June 20, 1995, November 25, 1997, June 10, 1999, and June 8, 2000 annual meetings authorized amendments to the Plan by approving allocations to the Plan of an additional 250,000 shares, 1,500,000 shares, 850,000 shares, 2,500,000 shares, 1,500,000 and 1,500,000 shares of Class A common stock of the Company, respectively. As of the date of this letter, there were shares available for issuance by the Company under the Plan and pursuant to the Articles. At the November 12 meeting, the shareholders also approved an extension of the period during which an option may be exercised under the Plan from five years to ten years as measured from the date of granting of the option; at the June 20 meeting, the shareholders further approved the removal of any provision of the Plan for termination of granting of options under it after December 20, 1996 or otherwise for its mandatory termination after ten years; at the June 10, 1999 meeting, the shareholders ratified and otherwise approved board action (taken at a meeting held on October 30, 1998) to change provisions of the Plan setting forth the eligibility criteria for membership on the Option Committee, which administers the Plan, from that of disinterested directors to "non-employee" directors as the term is defined in the Plan; and at the June 8, 2000 meeting, the shareholders approved amendments deleting exceptions to authority of the Company's board of directors to amend the Plan without shareholder approval and ratified several administrative changes to the Plan.

         - The Articles and Bylaws in effect as of the date of this letter are materially the same as those which were in effect as of November 25, 1986 with respect to the power to grant options in and issue Class A common stock; except that the shareholders at the November 25, 1997 meeting approved an increase in the authorized Class A common stock of the Company from 50 million to 100 million shares thus providing sufficient shares for the allocation of the shares to the Plan approved at that meeting.

         - The Company was incorporated as an Alaska corporation and received a Certificate of Incorporation dated July 16, 1979 from the Alaska Department of Commerce and Economic Development.



Registration Statement (S-8)                                             Page 16
GCI Stock Option Plan

         - The Company is in good standing with respect to the reporting and corporation tax requirements of the Alaska Corporations Code to which it is subject, and the Company is otherwise validly existing as an Alaska corporation pursuant to the laws of the State of Alaska with all requisite powers to own property and to conduct its business in the manner contemplated by the Articles and Bylaws.

         Copies of the current Articles (as restated through the Restated Articles of Incorporation filed of record December 18, 2000), current revised Bylaws (dated January 28, 2000), and the Company's current Restated Certificate of Incorporation (dated December 18, 2000), the above referenced resolutions, and the Plan, as amended, and dated March 14, 2000 have been delivered to this firm. We have reviewed these documents. The Articles provide that the Company is organized for the purposes of transacting any and all lawful business for which corporations may be incorporated under the Alaska Corporations Code.

         Based upon the foregoing Facts and should the Shares be issued as of the date of this letter, we are of the opinion as follows. Assuming due compliance with applicable federal and state securities laws, (1) the Shares will, when issued through the respective options granted and exercised under the Plan, represent newly created and legally issued, fully paid, and non-assessable shares of Class A common stock in the Company, and (2) each holder of a Share will be entitled to the benefits of a shareholder pro rata based upon ownership of outstanding shares of Class A common stock of the Company.

         This letter must not be quoted or referred to in the Company's financial statements or provided to persons other than the officers and directors of the Company without prior consultation with us or our prior written consent. We are aware of the Company's intent to, and consent to, use of this letter as an exhibit in a Form S-8 registration with the Securities and Exchange Commission pertaining to the Shares to be allocated to the Plan.

                                  Sincerely,

                                  WOHLFORTH, VASSAR,
                                  JOHNSON & BRECHT

                                  /s/
                                  Julius J. Brecht

JJB/dky

Enclosures


Registration Statement (S-8)                                             Page 17
GCI Stock Option Plan

                                                                    EXHIBIT 23.1





                            CONSENT OF LEGAL COUNSEL





         We hereby consent to the use, in the Prospectus as outlined in Securities and Exchange Commission Form S-8, of our name as special counsel to General Communication, Inc. in the preparation of the Prospectus and the rendering of certain opinions including an opinion as to the legality of the shares.


                                  WOHLFORTH, VASSAR, JOHNSON & BRECHT,
                                  A Professional Corporation

                                            /s/



Anchorage, Alaska

April 26, 2001


Registration Statement (S-8)                                             Page 18
GCI Stock Option Plan

                                                                    EXHIBIT 23.2





                            CONSENT OF LEGAL COUNSEL


         We hereby consent to the use, in the Prospectus as outlined in Securities and Exchange Commission Form S-8, of our name as special tax counsel to General Communication, Inc. in the preparation of the Prospectus.


                                  HARRIS, MERICLE & WAKAYAMA, P.L.L.C.

                                            /s/

Seattle, Washington


April 26, 2001


Registration Statement (S-8)                                             Page 19
GCI Stock Option Plan

                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
General Communication, Inc.:


         We consent to incorporation by reference of our report dated March 10, 2001, except for note 13 which is dated as of March 23, 2001, on the consolidated financial statements and schedule of General Communication, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 which appear in the December 31, 2000 annual report on Form 10-K of General Communication, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


                                  KPMG LLP

                                    /s/


Anchorage, Alaska
April 27, 2001



Registration Statement (S-8)                                             Page 20
GCI Stock Option Plan